PROMISSORY NOTE

(“Note”)

Amount of Note:	Date of Note:
$1,393,689.00 USD	December 31, 2022 (the “Effective Date”)

FOR VALUE RECEIVED, the undersigned, Healthtech Solutions, Inc. (“Borrower” or “Healthtech”), a Utah Corporation with a principal place of business located at 181 Dante Avenue, Tuckahoe, New York 10707, hereby promises to pay to the order of World Reach Med, LLC (“Lender”), a Delaware limited liability company with a principal place of business located at 8 W Campbell St., Suite 205, Arlington Heights, Illinois 60005, or at such other place as Lender may direct, in lawful money of the United States of America constituting legal tender in payment of all debts and dues, public and private, together, with interest thereon, calculated at the rate and in the manner set forth herein, the Principal (defined below). Borrower and Lender may sometimes be referred to herein individually as a “Party” and collectively as the “Parties.”

1.	Principal. Commencing in January 2022, Lender began advancing sums to Borrower, as noted in the payment scheduled (the “Payment Schedule”), a copy of which is attached hereto and incorporated herein for reference as Exhibit “A.” As of the Effective Date of this Note, Borrower acknowledges that Lender has advanced the principal sum of One Million Three Hundred Ninety-Three Thousand Six Hundred Eighty-Nine Dollars ($1,393,869.00 USD) (the “Principal”) to Borrower, which Borrower acknowledges having received. The Parties may mutually agree to increase the amount of the Principal.

2.	Interest.

a.	The outstanding Principal due hereunder will bear interest (the “Interest”) as follows:

i.	at the rate of zero percent (0%) per annum from January 1, 2022, through December 31, 2022; thereafter,

ii.	from January 1, 2023, through December 31, 2023, at the rate of eight percent (8%) per annum; thereafter

iii.	from January 1, 2024, through December 31, 2024, at the rate of twelve percent (12%) per annum.

b.	Interest on all Principal outstanding from time to time hereunder will be calculated on the basis of a 365-day year applied to the actual number of days during which the Principal is outstanding, by multiplying the product of the Principal amount and the applicable Interest rate by the actual number of days elapsed, and dividing by 365. In no event will the rate of interest calculated hereunder exceed the maximum rate allowed by law.
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c.	Default Interest Rate. Upon an Event of Default (defined below), and during the continuation thereof, and after the Maturity Date (defined below), the Interest rate on this Note shall automatically increase by five (5) percentage points (the “Default Rate”). Any unpaid accrued Interest subject to the Default Rate shall be added to the Principal and such sum will bear interest until paid in full. The Default Rate under this Note shall not exceed the maximum rate permitted by applicable law

3.	Payments. The outstanding Principal balance of the Note, together with any interest due hereunder, is due and payable upon the earlier of (a) on or before 3:00pm CST on December 31, 2024 (the “Maturity Date”), or (b) the occurrence of an Event of Default (defined below).

4.	Application of Payments. Payments made hereunder shall be first applied to late charges, costs of collection or enforcement and other similar amounts due, if any, and then to Interest due and payable hereunder and the remainder to Principal due and payable hereunder.

5.	Prepayment. Subject to Section 5(a) below, Borrower may repay the sums due hereunder, in part or in full, at any time, without paying any prepayment charge or penalty. If Borrower makes a partial prepayment, there will be no changes in the due date unless the Lender agrees in writing to those changes. Early payments will not, unless otherwise later agreed to in writing between the Parties, relieve Borrower of Borrower’s obligation to continue to make payments hereunder.

a.	Prepayment Penalties. Borrower agree that all loan fees and other prepaid finance charges, if any, or if applicable, are earned fully and due and payable as of the date of the loan closing, which shall be the date all loan documents are fully executed by Borrower and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law.

6.	Security for Payment. As security for the full, prompt and complete payment and performance when due of the Principal and all other indebtedness, accrued Interest and other obligations created or arising under this Note (including all costs of enforcement of the Lender’s rights and remedies) and all instruments and documents entered into in connection with this Note (collectively, the “Indebtedness”), the Borrower hereby pledges to the Lender, and grants to the Lender, a continuing first priority security interest in and to all of the Borrower’s right, title and interest of every kind and nature whatsoever in and to all of its assets, including, without limitation, all of the assets of the Borrower’s subsidiaries, including, without limitation, World Reach Health, LLC (“WRH”), a Delaware limited liability company, The Clia Lab, LLC (“Clia”), a Delaware limited liability company, Healthtech Wound Care, Inc. (“HWC”), a Delaware corporation (WRH, Clia and HWC may sometimes be referred to herein as an “HLTT Subsidiary” or collectively as the “HLTT Subsidiaries”) (collectively, the “Collateral”). In order to further secure and perfect the Lender’s security interest in the Collateral, simultaneously herewith, the Borrower agrees to execute and deliver to the Lender such other documents and instruments as requested by the Lender, including, without limitation, the security agreement (the “Security Agreement”) and a UCC-1 Financing Statement (the “Financing Statement”). The grant to the Lender of a security interest in the Collateral shall convey to the Lender only the benefits of the Collateral and the Lender shall not be deemed to have assumed the obligations and liabilities with respect to any of the Collateral, and the Borrower shall (and hereby agrees to) perform or cause to be performed all of the Borrower’s obligations under all agreements in connection with and relating to the Collateral, and the Borrower shall not be released from such obligations by making such grant of security to the Lender.
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a.	Rights in Collateral. Until such time as the Indebtedness has been repaid in full, upon receipt by the Borrower of any revenue, income, profits or other sums in connection with the Collateral, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, the Borrower agrees to hold the same in trust for the Lender and forthwith, without any notice or demand whatsoever (all such notices, demands or other actions being expressly waived), to endorse, transfer and deliver any such sums or instruments, or both, to the Lender to be applied to the payment of the Indebtedness. Upon the Borrower’s request following the indefeasible repayment of the Indebtedness in full in immediately available funds, the Lender shall terminate its security interests without warranty or recourse pursuant to documents in form and substance reasonably acceptable to the Lender.

b.	Intercreditor Agreement. If applicable, the Parties entering into this Note will agree to enter into an intercreditor agreement (the “Intercreditor Agreement”) with other parties that advanced funds to the HLTT Subsidiaries (collectively, the “Co-Lenders”) (Borrower, Lender and Co-Lenders will collectively be referred to herein as the “Loan Parties”). This Note, the Security Agreement, the Financing Statement and the Intercreditor Agreement will collectively be referred to herein as the “Loan Documents,” copies of which are attached hereto and incorporated herein for reference as Exhibit “A.”

7.	Events of Default.

a.	“Event of Default” means the occurrence of any of the following events (collectively, with any other event that would constitute default or breach hereunder), unless (x) conducted by Borrower and/or the HLTT Subsidiaries in the ordinary course of business, (y) superseded, if applicable, by the terms and conditions of the Intercreditor Agreement, or (z) unless otherwise agreed to in writing between the Loan Parties:
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i.	Payment Default. Default in the payment of the Principal or of Interest on this Note, as and when due and payable, unless such default is cured within five (5) business days after written notice of such default is provided by Lender to Borrower (provided that Lender will not be obligated to give written notice of default more than twice in any calendar year); or

ii.	Other Defaults. Borrower fail to comply with or to pay or perform any other term, obligation, covenant or condition contained in any other agreement between the Parties; or

iii.	Transfer of Assets. Borrower leases, sells or otherwise conveys, or agrees to lease, sell or otherwise convey, a material part of its assets or business outside of the ordinary course of business, unless otherwise approved between the Loan Parties, or in accordance with the Intercreditor Agreement; or

iv.	False Statements by Borrower. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter

v.	Insolvency. Insolvency of Borrower, or assignment for the benefit of creditors by Borrower, or commencement of a voluntary or involuntary case in bankruptcy, receivership or insolvency by or against Borrower; or

vi.	Creditor or Forfeiture Proceedings. A levy, writ of attachment, garnishment, foreclosure, replevin, repossession, attachment, execution or similar forfeiture process is issued against or placed upon Borrower or any property of Borrower; or

vii.	Additional Liens. The Borrower grants or permits to attach any lien, security interest or other encumbrance on any portion of the Collateral without the Lender’s prior written consent; or

viii.	Litigation. Any lawsuit or lawsuits are filed on behalf of one or more trade creditors against the Borrower and/or the HLTT Subsidiaries in an aggregate amount of Five Hundred Thousand Dollars ($500,000.00) or more in excess of any insurance coverage; or

ix.	Governmental Authority. Any government authority takes action that the Lender reasonably believes materially adversely affects the Borrower’s financial condition or ability to repay the Indebtedness or perform any other material obligation under any Loan Document to which it is party; or
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x.	Failure to Comply with Laws. Borrower fails to comply with all applicable statutes, laws, ordinances and governmental rules, regulations and orders to which it is subject or which are applicable to its business, property and assets; or

xi.	Termination of any Guaranty. If applicable, the revocation or attempted revocation (by operation of law or otherwise) of any guaranty or any other agreement relating to or securing the repayment of this Note, or any Event of Default under such other agreements; or

xii.	Change in Ownership. If any change in ownership of Borrower and/or the HLTT Subsidiaries of fifty percent (50%) or more of Borrower’s and/or the respective HLTT Subsidiaries’ voting stock or membership interests; or

xiii.	Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

b.	Consequences of an Event of Default. If:

i.	a default shall occur in the payment when due, of any amount payable hereunder, which shall not have been cured, by the payment of all amounts then owing within five (5) business days after notice of such default is given to Borrower, or

ii.	Borrower fails to perform or observe, in any material respect, any covenant, agreement or condition contained in the Security Agreement and such failure continues for a period of ten (10) business days following the date of delivery of a notice to Borrower that such failure has occurred and is continuing, at the election of Lender, the Principal remaining unpaid, together with accrued Interest, shall immediately become due and payable, upon written notice to Borrower.

The provisions of the Security Agreement are incorporated herein by reference and made a part hereof as if fully set forth herein. Further, if substantially all of the Borrower’s assets shall be or are agreed in any manner by Borrower to be sold, transferred, assigned, leased, conveyed, exchanged or otherwise disposed of at any time (and regardless of whether any such assignment or transfer is direct or indirect through merger, consolidation, liquidation, reorganization, sale of assets, sale of stock, partnership interests, or other equity interests or by operation of law), then in any such event the entire unpaid Principal balance on this Note, together with all Interest accrued shall, at the sole option of Lender, become immediately due and payable.

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c.	Expenses Incurred by Lender. Borrower shall pay to Lender in addition to all other amounts due, all outside attorneys’ fees and expenses incurred by Lender in connection with: (i) Lender’s attempt, following an Event of Default, to collect the unpaid Principal and accrued Interest, or any sums due under this Note or the Security Agreement, whether or not legal proceedings are instituted by Lender, (ii) any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Note or the Security Agreement, and/or (iii) any reasonable action taken by or at the direction of Lender to protect the lien of the Security Agreement or any other documents, which evidence or secure the Principal and any accrued Interest.

d.	Nature of Remedies. Lender’s remedies under this Note or the Mortgage shall be cumulative and concurrent and may be pursued singly, successively, or together against Borrower, and Lender may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Lender’s sole discretion. Failure of Lender, for any period of time, or on more than one occasion, to exercise its option to accelerate the Maturity Date pursuant to this Note shall not constitute a waiver of the right to exercise the same at any time during the continued existence of the Event of Default or in the event of any subsequent Event of Default. Lender shall not by any other omission or act be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver in connection with one Event of Default shall not be construed as continuing or as a bar to or waiver of any right or remedy in connection with a subsequent Event of Default.

8.	Waivers. Except as expressly required herein, Borrower hereby waive all rights of notice or procedure including, without limitation, demand, presentment for payment, notice of dishonor, protest and notice of protest and diligence in collection or bringing suit and agrees that the holder hereof may accept partial payment, or release or exchange security or collateral, without discharging or releasing any unreleased collateral or the obligations evidenced hereby

9.	Payment When Due Date is Not a Business Day. If payment hereunder becomes due and payable on a day which is not a business day, as that term is defined in generally accepted usage, the due date thereof will be extended thereon until the next business day.

10.	Checks, Drafts and Similar Items. Checks, drafts or similar items of payment received by Lender will not constitute payment, but credit therefor will be given on the date the same is honored by Lender's depository bank and final settlement thereof is reflected by irrevocable credit to Lender's account in such bank
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11.	Refund of Excess Interest. In no contingency or event whatsoever will interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law that a court of competent jurisdiction will, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender will promptly refund such excess interest to Borrower.

12.	Cumulative Remedies. The remedies of Lender provided in this Note and any other remedies available to Lender, at law or in equity, will be cumulative and concurrent and may be pursued separately, successively or together, at the sole discretion of Lender, which may exercise them whenever necessary. The failure to exercise any right or remedy will in no event be construed as a waiver or release of the right or remedy.

13.	Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

a.	the Borrower has the power and authority to execute, deliver and perform this Note and the other Loan Documents to which it is a party, to incur the Indebtedness, and to grant to the Lender security interests upon and in the Collateral. The Borrower has taken all necessary action (including without limitation, obtaining approval of its members and managers if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party;

b.	the provisions of this Note and the other Loan Documents create legal and valid liens on all the Collateral in favor of the Lender and such Liens will, upon the filing of a financing statement with the Delaware Secretary of State, constitute perfected and continuing liens on all the Collateral, having priority over all other Liens on the Collateral, securing all the Indebtedness, and enforceable against the Borrower;

c.	the Borrower (a) is duly formed and organized and validly existing in good standing under the laws of the State of Utah, (b) is, if applicable, qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on the Collateral, the Borrower’s property, business, operations, prospects or condition (financial or otherwise), and (c) has all requisite power and authority to conduct its business and to own its property;

d.	the Borrower owns (or has sufficient rights under license with respect to) all rights in the other Collateral necessary to enable the Borrower to fully perform all of its obligations, representations, warranties and agreements under this Note and the other Loan Documents to which it is a party;
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e.	the Borrower owns the Collateral free and clear of all liens, charges, security interests, prior claims, title retention, claims, encumbrances, taxes, assessments, restrictions and limitations;

f.	there is no action, legal, administrative or other proceeding pending or threatened against the Borrower’s right, title and/or interest in or to the Collateral or against the Borrower’s grant of the security interest therein hereunder, nor does the Borrower know of any basis for the assertion of any such claim;

g.	upon perfection of the security interest by the Lender, the grant of the security interest in the Collateral to the Lender pursuant to this Note creates a valid, enforceable and perfected security interest in the Lender’s favor in the Collateral securing the payment and performance by the Borrower of its obligations under the Note;

h.	there are no options, warrants, privileges or other rights outstanding pursuant to which any of the Collateral may be acquired;

i.	all rents, royalties and other amounts due and payable by the Borrower under contracts, leases, license agreements and other instruments relating to the Collateral, and the furnishing of goods, processing, equipment and materials have been paid if due, or will be paid when due, if by reason of nonpayment thereof the value of any part of the Collateral or the lien of the Lender therein may be impaired, and the Borrower is not in material default under any such contract, lease, license agreement or other instrument so that such impairment has now occurred; and

j.	without the prior written consent of the Loan Parties, the Borrower shall not, directly or indirectly, whether voluntarily, involuntarily, by operation of law or otherwise, except (x) in the ordinary course of Borrower’s business, and/or the business of the HLTT Subsidiaries, or (y) pursuant to the Intercreditor Agreement, sell, assign, transfer, exchange, lease, lend, or grant any option with respect to or dispose of any of the Collateral, or any of the Borrower’s rights therein, nor create or permit, subject to the Intercreditor Agreement, to exist any Lien on or with respect to any of the Collateral. The Borrower represents that it has not previously sold, granted, assigned or disposed of, and warrants and covenants that it will not until indefeasible repayment of the Indebtedness in full in immediately available funds, sell, offer to sell, grant or permit the creation of liens or security interests upon, hypothecate or otherwise dispose of any item of Collateral (including proceeds thereof), or any part thereof or interest therein, at any time, except for with the prior written consent of the Lender which consent may be granted or withheld in the Lenders sole and absolute discretion.
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14.	Covenants. The Borrower covenants, other than (i) in the ordinary course of the Borrower’s and/or the HLTT Subsidiaries’ ordinary course of business, (ii) pursuant to the Intercreditor Agreement and/or (iii) as otherwise consented to in writing by the Loan Parties, that:

a.	the Borrower shall not incur any material indebtedness not approved by the Loan Parties;

b.	the Borrower shall not wind up, liquidate or dissolve its affairs, or sell, lease, license, transfer, or otherwise dispose of or grant an interest in all or substantially all of the Collateral or its other properties and assets;

c.	the Borrower shall not directly or indirectly create, incur or suffer to exist, and shall promptly discharge or cause to be discharged, any security interest or lien on or with respect to the Collateral other than the Lender’s security interest and any other security interest expressly permitted by the Lender;

d.	the Borrower shall, at any time or from time to time upon the request of the Lender, execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order to effect fully the purposes of this Note the other Loan Documents and to provide for the payment and performance of the Indebtedness of the Borrower in accordance with the terms of this Note and the other Loan Documents;

e.	the Borrower shall pay or cause to be paid all taxes and other levies with respect to the Collateral when the same become due and payable;

f.	the Borrower shall comply with all laws, statutes and regulations pertaining to the Borrower’s use and ownership of the Collateral and the conduct of the Borrower’s business;

g.	the Borrower shall keep accurate and complete books and records pertaining to the Collateral in accordance with generally accepted accounting principles;

h.	the Borrower shall, at the Borrower’s own expense, take any and all actions necessary to preserve, protect and defend the Lender’s security interest in the Collateral and the publication, perfection and priority thereof against all adverse claims, including appearing in and defending any and all actions and proceedings which purport to affect any of the foregoing. The Borrower will promptly reimburse the Lender for all actual out-of-pocket sums, including costs, expenses and actual outside attorneys’ fees, incurred in connection with defending, protecting or enforcing the Lender’s security interest in the Collateral; and
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i.	the Borrower shall promptly notify the Lender in writing of the following matters after obtaining knowledge thereof:

i.	any material, uncured default under any of the Loan Documents, any agreement material to the business, financial conditions or results of operations of the Borrower or in connection with any portion of the Collateral; and/or

ii.	the occurrence of any event of force majeure.

15.	Delivery of Collateral. Subject to Borrower and/or the HLTT Subsidiaries maintaining transactions in the ordinary course of business, or as superseded by the Intercreditor Agreement, or as otherwise later agreed to between the Loan Parties, upon demand by the Lender, the Borrower shall deliver possession to the Lender of any Collateral to the extent the Lender determines that such possession is necessary to publish and/or perfect the Lender’s security interest in such Collateral or to maintain the priority of such security interest, accompanied by such instruments of assignment or transfer as the Lender may specify and stamped or marked in such manner as the Lender may specify.

16.	Audit Rights. The Lender shall at all reasonable times upon reasonable advanced notice have full access to, and the right to audit, any and all of the Borrower’s books and records pertaining to the Collateral.

17.	Miscellaneous.

a.	Authorization to Record. The Borrower hereby authorizes the Lender and its agents and attorneys to: (i) record the Security Agreement; (ii) to file any and all financing statements and forms and amendments thereto deemed necessary by the Lender to publish, perfect or evidence its security interest in the Collateral granted hereunder, and (iii) record any release of liens or mortgages, which the Lender will timely file after the satisfaction of the Note, if ever, in each case, at the Borrower’s expense.

b.	Assignment. Except to an affiliated entity of Lender, the Parties agree that the Loan Documents may not be assigned without the written consent of the Loan Parties, or, alternatively, if the Co-Lenders are no longer at issue, then between the Borrower and the Lender. In the event of an approve assignment, the Parties agree to execute any and all documents reasonably required by Lender to facilitate and evidence such assignment, including the execution of replacement promissory notes in the denominations requested by Lender. Any and all such replacement promissory notes will contain a cross-default provision, whereby a default under one such promissory note will be a default under all such promissory notes. Borrower shall not have the right, power, or authority to assign this Note or any of Borrower’s obligations and/or rights hereunder, either voluntarily, involuntarily or by operation of law, without the prior written approval of the Lender. Subject to the foregoing, this Note shall be binding upon, and inure to the benefit of, the successors and assigns of Borrower and Lender.
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c.	Notice.

i.	To the Borrower. Unless applicable law requires a different method, any notice that must be given to Borrower under this Note will be in writing and will be given by delivering it, sending it by overnight delivery service or mailing it by first class mail, to Borrower, or at a different address if Lender is given written notice of such different address in accordance with the provisions hereof at:

If to Borrower:

Healthtech Solutions, Inc.

181 Dante Avenue

Tuckahoe, NY 10707

Attn: Manuel E. Iglesias

Phone: 786-247-0227

Email: president@hltt.tech

ii.	To the Lender. Unless applicable law requires a different method, any notice that must be given to Lender under this Note will be in writing and will be given by delivering it, sending it by facsimile, sending it by overnight delivery service or mailing it by first class mail, to Lender, or at a different address if Lender is given written notice of such different address in accordance with the provisions hereof at:

World Reach Med, LLC

8 W. Cambell St

Suite 205

Arlington Heights, IL 60005

Attn: Jim Pesoli

Phone: 847-721-8122

Fax: 847-463-0554

Email: jimpesoli@gmail.com

d.	Time Is of the Essence. Borrower waives diligence, presentment, protest and demand, notice of protest, of demand, or nonpayment, of dishonor and of maturity and agrees that time is of the essence of every provision hereof; and consents to any and all renewals, extensions or modifications of the terms hereof including, without limitation, time for payment, and further agrees that any such renewal, extension or modification, or the release or substitution of any person or security for the indebtedness evidenced hereby, shall not affect the liability of any parties not released in writing by Lender for the indebtedness evidenced by this Note. Any such renewals, extension, modifications, releases or substitutions may be made without notice to any of such parties.
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e.	No Intent of Usury. None of the terms and provision contained in this Note or in other documents or instruments related hereto, shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest permitted to be charged by application laws or regulation governing this Note. Without limiting the above, this Note is subject to the express condition that at no time shall Borrower be obligated or required to pay any amount under this Note including any interest on the principal balance at a rate in excess of the maximum interest rate which Borrower are permitted by applicable law to contract or agree to pay. In determining whether or not the interest or any other amount paid or payable under this Note exceeds the maximum rate permitted under applicable law (i) Borrower and Lender shall to the extent permitted under applicable law characterize any non-principal payment, as a fee, premium or expense rather than interest, and (ii) all sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term until payment in full so that the rate or amount of interest on account of the debt does not exceed the maximum lawful rate of interest.

f.	Service of Process. Borrower hereby irrevocably appoints and designates its agent of record as its true and lawful attorney-in-fact and duly authorized agent for service of legal process and agrees that service of such process upon such agent and attorney-in-fact shall constitute personal service of such process upon Borrower. Lender shall send a copy of any such service of process to Borrower in accordance with the requirements for notice in the this Note and/or the Loan Documents.

    Further Assurances. The Parties shall execute and deliver any and all additional papers, documents, and other instruments and shall do any and all further acts and things reasonably necessary in connection with the performance of each of their obligations hereunder to carry out the intent of this Note.

h.	Captions and Headings. The captions or headings at the beginning of each paragraph, section or subsection of this Note are for the convenience of the Parties only and are not to be construed as defining, limiting, or expanding, in any way, the scope or intent of the provisions of this Note.

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i.	Interpretation. As used herein, the terms "Borrower", "Lender" and "holder" will be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the Parties or by operation of law.

j.	Modification / Amendment. No modification, amendment, waiver, termination or discharge of this Note or of any of the terms or provisions hereof shall be binding upon any of the Parties hereto, unless confirmed in writing by the Parties. No waiver by either Party of any term or provision of this Note or of any default hereunder shall affect the other Party’s respective rights thereafter to enforce such terms or provisions or to exercise any right or remedy in the event of any other default, whether similar or not. Any verbal or written understanding previously agreed upon shall be null and void upon full execution of this Note.

k.	Choice of Law and Severability. To the extent allowed by applicable law, Borrower hereby submit to jurisdiction in state and federal courts having jurisdiction over persons and property located in the State of Utah. This Note will be governed by and be construed in accordance with the laws of the State of Utah without regard to its conflicts of laws principles. Whenever possible each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note will be prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

l.	Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, Borrower and Lender hereby voluntarily, knowingly, irrevocably and unconditionally waive any right to have a jury participate in resolving any dispute (whether based upon contract, tort or otherwise) between or among them arising out of or in any way related to THE LOAN DOCUMENTS. This provision is a material inducement to Lender to provide the financing described herein or in the SECURITY AGREEMENT.

m.	Financial Statements. Except for those financials that have been publicly reported by Borrower, which Lender can publicly Borrower agrees to provide Lender with such financial statements and other related information at such frequencies and in such details as Lender may reasonably request.

n.	Attorneys’ Fees. Borrower agrees to pay all reasonable outside attorney’s fees and costs incurred by the Lender or holder hereof in collecting or attempting to collect this Note, whether by suit or otherwise.

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o.	Legal Representation. THE PARTIES HEREBY REPRESENT AND WARRANT THAT THE PARTIES HAVE HAD AN OPPORTUNITY TO CONSULT INDEPENDENT LEGAL COUNSEL AND/OR HAVE BEEN REPRESENTED BY COUNSEL OF THE PARTIES’ OWN CHOOSING IN THE PREPARATION AND ANALYSIS OF THIS NOTE. THE PARTIES HAVE READ THIS NOTE WITH CARE AND BELIEVES THAT EACH OF THE PARTIES ARE FULLY AWARE OF AND UNDERSTAND THE CONTENTS OF THIS NOTE AND ITS LEGAL EFFECT.

SIGNATURE PAGE FOLLOWS

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

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signature page TO THE note DATED DECEMBER 31, 2022

BETWEEN

HEALTHTECH SOLUTIONS, INC.

AND

WORLD REACH MED, LLC

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THE LOAN DOCUMENTS. BORROWER AGREES TO THE TERMS OF THE LOAN DOCUMENTS.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE LOAN DOCUMENTS.

Borrower has caused this Note to be executed as of the day first written above.

BORROWER

_____________________________

Healthtech Solutions, Inc.

By: Manuel E. Iglesias

Its: President and Authorized Signatory

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